Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-65807 of UMB Financial Corporation on Form S-8 of our report dated June 27, 2008 relating to the financial statements of UMB Profit Sharing and 401(k) Savings Plan and Supplemental Schedule, appearing in this Annual Report on Form 11-K of the UMB Profit Sharing and 401(k) Savings Plan for the year ended December 31, 2007.

/s/ RubinBrown LLP

Overland Park, Kansas

June 30, 2008